Execution Version     Exhibit 10.3

TRANSITION AND ASSISTANCE AGREEMENT

This Transition and Assistance Agreement (this “Agreement”), dated as of May 8, 2014, is by and among SP Holdings, LLC, a Delaware limited liability company (“Manager”), Sanchez Oil & Gas Corporation, a Delaware corporation (“SOG”), and Constellation Energy Partners LLC, a Delaware limited liability company (“Company” and, together with Manager and SOG, each a “Party” and together the “Parties”).

R E C I T A L S:

WHEREAS, Manager and Company are parties to that certain Shared Services Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Shared Services Agreement”), pursuant to which Manager has agreed to provide certain management and general administrative support services to Company as provided therein.

WHEREAS, SOG and Manager are parties to that certain letter agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Letter Agreement”), pursuant to which SOG has agreed to provide Manager and/or Company certain services to permit Manager to perform its obligations under the Shared Services Agreement.

WHEREAS, SOG and Company have entered into that certain Contract Operating Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Contract Operating Agreement”) pursuant to which SOG has agreed to develop, operate and manage, or to cause a third-party operator to develop, operate and manage, the Properties consisting of Oil and Gas Properties (each as defined in the Shared Services Agreement).

WHEREAS, it is contemplated that SOG may, in its sole discretion, elect to employ certain of Company’s or its Subsidiaries’ employees (including, for the avoidance of doubt, those of CEP Services Company, Inc.) to perform its obligations under the Letter Agreement and/or the Contract Operating Agreement.

WHEREAS, the Parties desire to provide a procedure for the transition of employees of Company and its Subsidiaries, if any, from Company and its Subsidiaries to SOG.

WHEREAS, the Parties wish to provide for the utilization of such employees by Manager and/or SOG under the Shared Services Agreement and Contract Operating Agreement, respectively, until such employees are, subject to Article 5, hired by SOG.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Definitions

.  Capitalized terms used in this Agreement shall have the following meanings (other than those not defined herein, which shall have the meanings given to them in the Shared Services Agreement, except that each reference therein to “Manager” shall be read as a reference to Manager and SOG and each reference therein to “Company” shall be read as a reference to Company and its Subsidiaries, in each case, to the extent not duplicative, and as appropriate and as the context requires):

1.1“Agreement” shall have the meaning set forth in the Preamble.

1.2“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

1.3“Company” shall have the meaning set forth in the Preamble.

1.4“Continued Employees” means, collectively, all Eligible Employees of Company and its Subsidiaries who accept employment with SOG or one of its Affiliates pursuant to the offers described in Section 5.1.3(c).

1.5“Contract Operating Agreement” shall have the meaning set forth in the Recitals.

1.6“Eligible Employees” means the then-current employees of Company and/or its Subsidiaries, a list of whom Company has provided to Manager and SOG on or before the date of this Agreement and shall provide from time to time after the date of this Agreement.  Upon termination for any reason of the employment of any such Eligible Employee, such employee shall cease to be an Eligible Employee for purposes of Section 3.1 hereof.  “Eligible Employee” means any of such Eligible Employees.

1.7“Employee Plans” means the applicable compensation and employee benefit plans, programs and arrangements offered by Company and its Subsidiaries from time to time.

1.8“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.9“ERISA Affiliate” shall have the meaning set forth in Section 2.2.8.

1.10“Letter Agreement” shall have the meaning set forth in the Recitals.

1.11“Manager” shall have the meaning set forth in the Preamble.

1.12“Manager Party” shall have the meaning set forth in Section 6.2.1.

1.13“Notice” and “Notify” shall have the meanings set forth in Article 11.

1.14“Party” and “Parties” shall have the meanings set forth in the Preamble.

1.15“Services” shall have the meaning set forth in Section 2.1.

1.16“Shared Services Agreement” shall have the meaning set forth in the Recitals.

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1.17“SOG” shall have the meaning set forth in the Preamble.

1.18“Transition Date” shall have the meaning set forth in Section 5.1.3(a).

1.19“WARN Act” shall have the meaning set forth in Section 2.2.6.

2. General

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2.1Company acknowledges that this Agreement generally contemplates the utilization of the Eligible Employees by Manager and/or SOG to provide the Services (including, for purposes of this Agreement, the services to be provided by SOG under the Contract Operating Agreement, collectively for the purposes of this Agreement, the “Services”).  The Parties agree to effect the foregoing in accordance with the terms and conditions of this Agreement, the Shared Services Agreement and the Contract Operating Agreement (in addition to, as between Manager and SOG, the Letter Agreement).

2.2Company hereby represents and warrants to Manager and SOG, as of the Effective Date and as of the date that any Eligible Employee becomes a Continued Employee, as follows:

2.2.1Company (i) is, together with each Subsidiary, validly existing and in good standing under the laws of the State of Delaware or other applicable jurisdiction of organization or formation, as the case may be, and (ii) has all requisite power and authority, and is duly authorized, to enter into this Agreement and to carry out the transactions contemplated hereby.

2.2.2The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action, including by Special Approval (as defined in the Operating Agreement), on the part of Company.

2.2.3The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated by this Agreement do not (i) violate in any material respect any provision of any Legal Requirement applicable to Company or any Subsidiary, or violate its certificate of formation or Operating Agreement (or similar organizational documents, as the case may be) or any order, judgment or decree of any court or other Governmental Authority binding on Company or any Subsidiary; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Company Contractual Obligation; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any Subsidiary or result in the acceleration of any indebtedness owed by Company or any Subsidiary; (iv) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any Permit material to Company’s or its Subsidiaries’ operations or any of its properties; or (v) require any approval of unitholders or any approval or consent of any Person under any Company Contractual Obligation or the certificate of formation or Operating Agreement (or similar organizational documents, as the case may be) of Company or any Subsidiary, except in the case of each of the foregoing clauses for such approvals or consents which have been obtained or otherwise contemplated by this Agreement.

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2.2.4This Agreement has been duly executed and delivered by Company and is the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

2.2.5CEP Services Company, Inc. is the only Person, as between Company and its Subsidiaries and Affiliates, that has employees. Company has provided the following information to Manager and SOG, and shall provide such information for any new employees, in writing: (i) the name of each Eligible Employee, and the years of service with Company and its Subsidiaries and any predecessor entities that are currently credited for the purpose of determining benefits for each such Eligible Employee; and (ii) a complete and accurate list as of the date of this Agreement of the following information for each Eligible Employee, including each Eligible Employee on leave of absence or layoff status: name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan.

2.2.6Company and its Subsidiaries have not violated the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Legal Requirement.

2.2.7None of Company or its Subsidiaries is a party to or bound by any collective bargaining contract or agreement of any kind with a labor organization, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of Company or its Subsidiaries has committed any unfair labor practice (as determined under any Legal Requirement). Company has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to the employees of Company or its Subsidiaries.

2.2.8None of Company or its Subsidiaries or any employer that would be considered a single employer with Company or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Code (such employer, an “ERISA Affiliate”) maintains, contributes or has any liability, whether contingent or otherwise, with respect to, and has not maintained, contributed or had any liability, whether contingent or otherwise, with respect to any Employee Plan (including, for such purpose, any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which Company, such Subsidiary or ERISA Affiliate previously maintained or contributed to), that is, or has been, (i) subject to Title IV of ERISA or Section 412 of the Code, or (ii) a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA. All premiums and contributions required to be paid or made by Company and its Subsidiaries under the Employee Plans will have been properly paid, made or accrued on the financial statements of Company and its Subsidiaries on or prior to the date hereof and on any date an Eligible Employee becomes a Continued Employee.

2.3SOG hereby represents and warrants to Company, as of the Effective Date and as of the date that any Eligible Employee becomes a Continued Employee, as follows:

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2.3.1SOG (i) is validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority, and is duly authorized, to enter into this Agreement and to carry out the transactions contemplated hereby.

2.3.2The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of SOG.

2.3.3The execution, delivery and performance by SOG of this Agreement and the consummation of the transactions contemplated by this Agreement do not (i) violate in any material respect any provision of any Legal Requirement applicable to SOG, or violate its certificate of incorporation or bylaws or any order, judgment or decree of any court or other Governmental Authority binding on SOG; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract or agreement to which SOG is a party or by which its assets are bound; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of or result in the acceleration of any indebtedness owed by SOG; (iv) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any Permit material to SOG’s operations or any of its properties; or (v) require any approval of equity holders or any approval or consent of any Person under any contract or agreement to which SOG is a party or by which its assets are bound or the certificate of incorporation or bylaws of SOG, except in the case of each of the foregoing clauses, for such approvals or consents which have been obtained or are otherwise contemplated by this Agreement.

2.3.4This Agreement has been duly executed and delivered by SOG and is the legal, valid and binding obligation of SOG, enforceable against SOG in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

2.4Manager hereby represents and warrants to Company, as of the date hereof and as of the date that any Eligible Employee becomes a Continued Employee, that:

2.4.1Manager (i) is validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority, and is duly authorized, to enter into this Agreement and to carry out the transactions contemplated hereby.

2.4.2The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Manager.

2.4.3The execution, delivery and performance by Manager of this Agreement and the consummation of the transactions contemplated by this Agreement do not (i) violate any provision of any Legal Requirement applicable to Manager, its certificate of formation or limited liability company agreement or any order, judgment or decree of any court or other Governmental Authority binding on Manager; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract or

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agreement to which Manager is a party or by which its assets are bound; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Manager or result in the acceleration of any indebtedness owed by Manager; (iv) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any Permit material to Manager’s operations or any of its properties; or (v) require any approval of equityholders or any approval or consent of any Person under any contract or agreement to which Manager is a party or by which its assets are bound or the certificate of formation or limited liability company agreement of Manager, except in the case of each of the foregoing clauses, for such approvals or consents which have been obtained or otherwise contemplated by this Agreement.

2.4.4This Agreement has been duly executed and delivered by Manager and is the legal, valid and binding obligation of Manager, enforceable against Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

3. Eligible Employees and Services

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3.1Services.  Company shall make or cause its Subsidiaries to make available to Manager and/or SOG, as requested from time to time by Manager or SOG, in their sole discretion, Eligible Employees to provide or assist with the performance of the Services pursuant to the terms of this Agreement, the Shared Services Agreement and the Contract Operating Agreement (in addition to, as between Manager and SOG, the Letter Agreement).  The Eligible Employees will devote such time to the performance of the Services as Company or such Subsidiary shall determine;  provided, however, that neither Manager nor SOG shall have any liability or be responsible for any failure to provide any Services, or the level or quality thereof, to the extent such liability or failure, or the level or quality of the Services, is attributable to any Eligible Employee or the failure on the part of Company or its Subsidiaries to provide sufficient employees or to require its employees to devote a sufficient amount of time to providing or assisting with the Services, as determined by Manager or SOG, as applicable.

3.2Eligible Employees.

3.2.1The Eligible Employees shall continue to be the employees (common law and otherwise) of Company and its Subsidiaries and shall have no employment or contractual relationship with Manager, SOG or any of their Affiliates.  In the performance of their duties in respect of the Services, the Eligible Employees shall be the agents of Company and its Subsidiaries and not of Manager, SOG or any of their Affiliates.  Manager and SOG shall not hold out the Eligible Employees as agents of Manager or SOG in the course of the performance by the Eligible Employees of their duties in respect of the Services.

3.2.2Notwithstanding anything else contained herein, the Eligible Employees shall be eligible to participate in Company’s and its Subsidiaries’ benefit plans and related benefits systems in which the Eligible Employees participated prior to the date hereof.  Participation shall be subject to the terms and conditions of such plans, systems and applicable insurance contracts and/or agreements as in effect from time to time.

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3.2.3Company will continue to provide, or will cause its Subsidiaries to continue to provide, human resource services, benefits administration services, and payroll services and support, including the processing of travel and expense reports and reimbursements, with respect to the Eligible Employees.

4. Costs and Expenses

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4.1Eligible Employee Costs.  Company shall be responsible for all costs and expenses related to the Eligible Employees, including, without limitation:

4.1.1Actual salary, wages and periodic bonuses, including, without limitation, accrued vacation and floating holiday (including accrued vacation amounts paid at termination of employment), sick and other leave pay.

4.1.2Accrued profit sharing contributions under any tax-qualified retirement plan or plans.

4.1.3Severance and other termination costs payable pursuant to Company’s or a Subsidiary’s severance and termination policy (or pursuant to the provisions of any employment agreement or similar contractual provision) arising out of or relating to the termination of employment of any Eligible Employee (including, without limitation, those severance costs, accrued vacation payments and out-of-pocket expenses, if any, which are incurred by Company or its Subsidiaries upon termination of this Agreement).

4.1.4Federal, state and local employment and other payroll taxes of every kind and nature (including, without limitation, FUTA, FICA, SUI, SDI, etc.) due on behalf of or related to services performed by the Eligible Employees.

4.1.5All employee benefits (whether under a tax-qualified plan and whether or not such benefits are subject to ERISA, including premium payments and self-insured claims and administrative amounts based on claims incurred, as applicable).

4.1.6Employee insurance coverage (including, without limitation, disability and other applicable insurance) and the cost of workers’ compensation insurance.

4.1.7Any other direct or indirect costs arising from or related to the Eligible Employees.

5. Other Matters Relating to the Eligible Employees

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5.1Employment; Termination of Eligible Employees; Offers of Employment.

5.1.1The Parties acknowledge that this Agreement is not and will not be construed to be a contract of employment for and with respect to any employee of Company or its Subsidiaries.  The Parties further acknowledge that all of the Eligible Employees are solely the employees of Company and its Subsidiaries, and that Manager and/or SOG are merely utilizing the Eligible Employees to assist in the provision of the Services.  Without limiting the provisions of Section 4, Company and its Subsidiaries shall, at their sole cost and expense, be

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and remain responsible for all matters related to the payment of all costs associated with the Eligible Employees at all times, including, without limitation, the Eligible Employees’ compensation.  To the extent they remain employees of Company or its Subsidiaries, all Eligible Employees shall remain on the Company’s or its Subsidiaries’ payroll and will continue to receive all applicable wages and benefits and be subject to all terms and conditions of employment in accordance with Company’s and its Subsidiaries’ policies and, if applicable, obligations arising in connection with collective bargaining agreements to which Company and its Subsidiaries are parties.

5.1.2Manager and SOG shall have the right to request Company or any Subsidiary to no longer provide specified Eligible Employees to provide or assist with the performance of Services pursuant to this Agreement.  Company and its Subsidiaries shall have the right, with or without the consent of Manager or SOG, to terminate an Eligible Employee.  Should Company or any Subsidiary desire to terminate an Eligible Employee, Company agrees to undertake commercially reasonable efforts to notify Manager and SOG of such action at least 24 hours in advance of taking such action, but such Notice requirement or the failure to provide Notice will not limit the ability of Company or any Subsidiary to terminate the employment of any Eligible Employee.  Manager and SOG shall have the right to request that Company and its Subsidiaries provide additional Eligible Employees to provide or assist with the performance of Services pursuant to this Agreement; provided, however, that neither Manager nor SOG shall have any liability or be responsible for any failure to provide Services to the extent such failure is attributable to the failure of Company or its Subsidiaries to provide sufficient employees prior to the Transition Date, as determined by Manager or SOG, as applicable.  Company and its Subsidiaries shall have the sole right and responsibility of interviewing, selecting and hiring additional Eligible Employees; and further provided, however, that Company and its Subsidiaries shall have no obligation to hire any new Eligible Employees.

5.1.3The Parties agree as follows:

(a)Commencing after the execution and delivery of this Agreement by the Parties and until September 30, 2014 (the “Transition Date”), SOG shall be entitled (i) to access employee information relating to each Eligible Employee, to the extent permissible under applicable Legal Requirements (including any limitations applicable to medical, protected health information, or any other records), and (ii) during normal business hours, to consult with the Eligible Employees. At any time on or before the expiration of this Agreement, Company shall promptly notify Manager and SOG and update the information set forth in Section 2.2.5 to reflect the hiring or termination of Eligible Employees.

(b)SOG or its designee(s) may offer to hire any Eligible Employee on terms acceptable to SOG at any time. Except as required by applicable Legal Requirements, nothing in this paragraph shall be construed to require SOG or any of its designees or Affiliates to provide any pension, severance or post-termination welfare benefits to the Eligible Employees, to any of Company’s or its Subsidiaries’ employees not accepting a position with SOG or its Affiliates, or to any currently retired former employees of Company or its Subsidiaries.

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(c)Each Eligible Employee who accepts SOG’s or its designees’ offer of employment shall become an employee of SOG or its designee(s) in accordance with the terms of such offer. At such time that the Eligible Employees become employees of SOG or its designee (hereafter, such employees are referred to as “Continued Employees”), SOG or its designee(s) shall become responsible for payment of all salaries, wages, severance, accrued and unused vacation, and benefits and all other claims (including medical, dental, vision, disability and other benefits claimed), costs, expenses, liabilities and other obligations relating to the employment of the Continued Employees incurred from and after such time, in accordance with the terms of any employee benefit plans maintained by SOG or its designee(s). However, nothing herein will obligate SOG or any designee to maintain or offer any specific employee benefit plans or prevent the amendment, modification or termination of any employee benefit plan.  Except as required by applicable Legal Requirements, Company and its Subsidiaries shall be responsible for all salaries, wages, and benefits and all other claims, costs, expenses, liabilities and other obligations related to the employment or termination of the Eligible Employees incurred prior to the date such Eligible Employees become Continued Employees.

(d)SOG or its designee(s) may retain the services of any Continued Employee or terminate any such Continued Employee’s employment at any time.  Company, on its own behalf and on behalf of its Subsidiaries, acknowledges and agrees that the hiring of Eligible Employees as Continued Employees of SOG or its designee(s) shall not constitute a breach of any contract or agreement between an Eligible Employee and Company or any of its Subsidiaries, and Company, on its own behalf and on behalf of its Subsidiaries, hereby waives and releases any claims, rights, actions, or rights to relief it may have against Eligible Employees or SOG or its designee(s) arising out of or resulting from the retention of any Eligible Employees as Continued Employees pursuant to this Agreement.

(e)Company and its Subsidiaries shall retain liability and responsibility for the payment of severance benefits (if any), incurred prior to the date of commencement of employment of a Continued Employee with SOG or its designee, including the termination or transfer of employment of any current or past employee prior thereto.

(f)Except in the event of unforeseen circumstances necessitating a “plant closing” or “mass layoff,” Company, its Subsidiaries or its designee(s) will not engage in a “plant closing” or “mass layoff” (as such terms are defined in the WARN Act or any similar state law).

5.2Direction of Operations.  Company and its Subsidiaries shall be responsible for specifying the day-to-day manner of operations and assignments for Eligible Employees and reviewing the work performed by the Eligible Employees to determine whether the services rendered in connection with the Services are consistent with the results to be achieved, and neither Manager nor SOG shall have any liability or be responsible for any failure to provide any Services, or the level or quality thereof, to the extent such liability or failure, or the level or quality of Services, is attributable to any Eligible Employee or the failure on the part of Company or its Subsidiaries to provide sufficient employees prior to the Transition Date or to require its employees to devote a sufficient amount of time to providing or assisting with the Services, as determined by Manager or SOG, as applicable.

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5.3Policies and Procedures.  Notwithstanding Section 5.2, Company and its Subsidiaries shall control the Eligible Employees and shall be responsible for determining the personnel policies the Eligible Employees will follow in connection with providing or assisting with the Services.

5.4Equipment and Supplies.  Company acknowledges and agrees that it (together with its Subsidiaries) is the Party responsible for providing the Eligible Employees with all the equipment and supplies necessary for Eligible Employees to perform their work duties and the Services.

6. Workers’ Compensation and General Liability Coverages; Indemnification; Limitation of Liability

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6.1General Liability and Workers’ Compensation Coverages.  Company shall obtain and at all times maintain and keep in force liability insurance coverages relating to and covering the acts, omissions and employment of all Eligible Employees, including general liability coverage and workers’ compensation insurance, in accordance with the requirements of applicable Legal Requirements.

6.2Indemnification; Limitation on Liability.

6.2.1Company acknowledges, on its own behalf and on behalf of each Subsidiary, that this Agreement, including, without limitation, the use of Eligible Employees pursuant to the terms of this Agreement, will not subject Manager, SOG, their respective Affiliates or their respective equity holders, directors, officers, members, agents or employees (each, a “Manager Party”) to any Losses whatsoever, except as directly caused by the gross negligence, willful misconduct or fraudulent conduct on the part of such Manager Party;  provided, however, that SOG’s and Manager’s, and each other Manager Party’s aggregate liability, collectively, as a result of such gross negligence, willful misconduct or fraudulent conduct shall be limited as set forth in Section 9(a) of the Shared Services Agreement. For purposes of this Agreement and the Shared Shared Services Agreement each Manager Party shall be deemed a Manager Party under the Services Agreement.

6.2.2EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUBSIDIARIES, HEREBY RELEASES, AND AGREES TO INDEMNIFY AND HOLD HARMLESS EACH MANAGER PARTY FROM ANY AND ALL LOSSES ARISING FROM, IN CONNECTION WITH OR RELATING TO (a) THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSSES OR CLAIMS ARISING FROM OR RELATING TO THE USE OF ELIGIBLE EMPLOYEES OR THE HIRING OF CONTINUED EMPLOYEES PURSUANT TO THE TERMS OF THIS AGREEMENT, TO THE EXTENT NOT DIRECTLY CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF SUCH MANAGER PARTY AND (b) ANY MATERIAL BREACH, VIOLATION OR INACCURACY OF ANY OF COVENANT, REPRESENTATION OR WARRANTY OF COMPANY HEREUNDER.

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6.2.3EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND SUBJECT TO THE PROVISIONS OF SECTION 6.2.1 HEREIN AND SECTION 9(c) OF THE SHARED SERVICES AGREEMENT, MANAGER HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS COMPANY AND ITS SUBSIDIARIES AND AFFILIATES AND EACH OF THEIR RESPECTIVE EQUITY HOLDERS, MANAGERS, OFFICERS, UNITHOLDERS, AGENTS AND EMPLOYEES FROM ANY AND ALL LOSSES TO THE EXTENT ARISING FROM, IN CONNECTION WITH, OR RELATING TO A MANAGER PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT IN MANAGER’S USE OF ELIGIBLE EMPLOYEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

6.2.4EXCEPT AS EXPRESSLY PROVIDED IN SECTION 6.2.2 AND SECTION 6.2.6, THE INDEMNITY OBLIGATION IN SECTION 6.2.2 AND SECTION 6.2.6 SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS (INCLUDING, WITHOUT LIMITATION, SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PERSON OR ANY PRE-EXISTING DEFECT; PROVIDED, HOWEVER, THAT, SOLELY WITH RESPECT TO SECTION 6.2.2, THIS PROVISION SHALL NOT APPLY TO THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF ANY MANAGER PARTY OR IN ANY WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH INDEMNITY OBLIGATION EXPRESSLY RELATING TO GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT.  THE PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT KNOWN AS THE “EXPRESS NEGLIGENCE RULE” TO EXPRESSLY STATE IN A CONSPICUOUS MANNER AND TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING ONE PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANOTHER PARTY.

6.2.5NO PARTY SHALL BE LIABLE TO ANY OTHER PERSON UNDER THIS AGREEMENT FOR EXEMPLARY, PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT; PROVIDED, HOWEVER, THAT THIS SECTION 6.2.5 SHALL NOT LIMIT A PARTY’S RIGHT TO RECOVERY UNDER SECTION 6.2.2 OR SECTION 6.2.6 FOR ANY DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER SECTION 6.2.2 OR SECTION 6.2.6, AS THE CASE MAY BE.

6.2.6COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF EACH SUBSIDIARY, ACKNOWLEDGES AND AGREES THAT MANAGER AND/OR SOG MAY UTILIZE COMPANY OR SUBSIDIARY EMPLOYEES FOR THE PROVISION OF, OR ASSISTING IN PROVIDING, THE SERVICES UNDER THE SHARED SERVICES AGREEMENT AND/OR UNDER THE CONTRACT OPERATING AGREEMENT.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO

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EVENT SHALL ANY MANAGER PARTY HAVE ANY LIABILITY OR BE RESPONSIBLE FOR ANY LOSSES ARISING FROM THE ACTS OR OMISSIONS OF COMPANY OR SUBSIDIARY EMPLOYEES, REGARDLESS OF THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT CONDUCT OF ANY MANAGER PARTY, AND COMPANY SHALL INDEMNIFY, DEFEND AND HOLD EACH MANAGER PARTY HARMLESS FROM ANY LOSSES RESULTING OR ARISING FROM ANY SUCH ACTS OR OMISSIONS.  COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF EACH SUBSIDIARY, FURTHER ACKNOWLEDGES THAT, SUBJECT TO THE SHARED SERVICES AGREEMENT AND CONTRACT OPERATING AGREEMENT, MANAGER AND SOG SHALL HAVE NO RESPONSIBILITY OR LIABILITY FOR FAILURE TO PROVIDE SERVICES TO THE EXTENT COMPANY OR SUBSIDIARY EMPLOYEES ARE UTILIZED OR FOR ENSURING ANY LEVEL OF SERVICE OR QUALITY FROM ANY COMPANY OR SUBSIDIARY EMPLOYEE, IT BEING UNDERSTOOD COMPANY OR SUCH SUBSIDIARY SHALL REMAIN RESPONSIBLE FOR ITS EMPLOYEES AND THE QUALITY AND LEVEL OF SERVICE PROVIDED BY SUCH EMPLOYEES.

6.3Claims; Defense and Settlement.

6.3.1Whenever any claim arises for indemnification hereunder, the indemnified Person shall promptly Notify the indemnifying Party of the claim and, when known, the facts constituting the basis for such claim, except that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, except as otherwise expressly provided in this Section 6, such Notice shall specify, if known, the amount or an estimate of the amount of the Losses asserted by such third party.

6.3.2In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a Party, the indemnifying Party, may, upon Notice to the indemnified Person, assume the defense of any such claim or legal proceeding.  Except with the written consent of the indemnified Person, the indemnifying Party shall not consent to the entry of any judgment or settlement arising from any such claim or legal proceedings which, in each case, provides for any non-monetary relief or does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified Person of a release from all Losses in respect thereof, unless in the latter case the indemnifying Party has actually paid to the indemnified Person the full amount of such judgment or settlement.  Any indemnified Person shall be entitled to participate in (but not control) the defense of any such claim or litigation resulting therefrom.  If the indemnifying Party does not elect to control the litigation as provided above, the indemnified Person may defend against such claim or litigation in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving Notice of the same to the indemnifying Party, on such terms as such indemnified Person may deem appropriate, and the indemnifying Party shall promptly reimburse the indemnified Person (subject to Section 6.2.1 and Section 9(c) of the Services Agreement) from time to time as such Losses are incurred.  All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification Losses.  Notwithstanding anything in this Agreement to the contrary, without limiting Company’s indemnification obligations hereunder, Manager and/or

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SOG, as the case may be, shall (as between Manager, SOG and Company) be entitled to assume and control Manager’s, SOG’s and any Manager Party’s defense and settlement of proceedings involving any claim of a third party asserted by such Person in its capacity as a security holder, or an Affiliate of a security holder, of Company based upon, in connection with or arising from the transactions contemplated by this Agreement in any proceeding in which Manager, SOG or any of their Affiliates is a named party, and Manager, SOG and any Manager Party may each retain separate counsel for such purposes, the costs and expenses of which would be subject to the reimbursement provisions of Section 9(c) of the Shared Services Agreement.

6.4Remedies Cumulative.  The remedies of each Party set forth herein are in addition to any other remedy to which it may be entitled, at law or in equity.

7. Compliance with Laws.  Company agrees that Company will, and will cause its Subsidiaries to, comply with all applicable Legal Requirements in connection with the employment and termination of the Eligible Employees, including the timely payment of wages to the Eligible Employees and including all applicable requirements under the Occupational Safety and Health Administration regulations, WARN Act, Fair Labor Standards Act, the Equal Pay Act, ERISA, the Family and Medical Leave Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, the Fair Credit Reporting Act, federal government contracting provisions and any state or local equivalent and the National Labor Relations Act.

8. Confidentiality.  The confidentiality obligations applicable to this Agreement shall be the provisions set forth in Section 12 of the Shared Services Agreement applied mutatis mutandis to this Agreement.  For the avoidance of doubt, all obligations of Manager set forth in such Section 12 would apply to both Manager and SOG under this Agreement.

9. Term and Termination

.

9.1Term.  This Agreement will take effect and become binding on the Parties as of the Effective Date. The respective rights, duties, and obligations of the Parties hereunder shall commence on the Effective Date and shall, unless terminated as provided herein, continue until the termination or expiration of both the Shared Services Agreement and the Contract Operating Agreement; provided, however, that (i) SOG shall have the right to terminate this Agreement by giving Notice thereof to Company, solely with respect to its obligations, rights and duties hereunder, upon termination or expiration of the Contract Operating Agreement and (ii) Manager shall have the right to terminate this Agreement, solely with respect to its obligations, rights and duties hereunder, upon termination or expiration of the Shared Services Agreement.

9.2Termination.

9.2.1This Agreement may be terminated at any time by Manager and SOG upon Company’s material breach of this Agreement, if (i) such breach is not remedied within 60 days (or 30 days in the event of a failure to make any payment hereunder, which shall be deemed a material breach hereunder) after Company’s receipt of Notice thereof, or such longer period (except for a material breach arising out of a failure to make payment hereunder) as is reasonably required to cure such breach; provided, however, that Company commences to

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cure such breach within the applicable period and proceeds with due diligence to cure such breach, and (ii) such breach is continuing at the time Notice of termination is delivered to Company.

9.2.2This Agreement may be terminated at any time by Company, subject to approval of the Board, only upon Manager’s or SOG’s material breach of this Agreement, if (i) such breach is not remedied within 60 days after Manager’s and SOG’s receipt of Notice thereof, or such longer period as is reasonably required to cure such breach; provided, however, that Manager or SOG, as applicable, commences to cure such breach within the applicable period and proceeds with due diligence to cure such breach, and (ii) such breach is continuing at the time Notice of termination is delivered to Manager and SOG.

9.3Return Of Records.  Upon the later of (i) termination or expiration of this Agreement and (ii) termination or expiration of the Shared Services Agreement (in the case of Manager) or the Contract Operating Agreement (in the case of SOG), Manager and SOG, as applicable, shall deliver to Company as promptly as reasonably possible all records, reports, books, data and other material(s) related to Company or any of its Subsidiaries, the Eligible Employees, the Properties or the performance of the Services under this Agreement, to the extent such materials constitute Confidential Information of Company or are Company or Subsidiary books and records maintained by Manager or SOG, as applicable, on behalf of such Persons and, in each case, that do not constitute Manager Confidential Information, Operator Confidential Information (as defined in the Contract Operating Agreement) or Data or Derivatives (as defined in the License Agreement) and are in the possession of Manager or SOG, as applicable, or any of their Affiliates; provided, however, that, notwithstanding anything in this Agreement or the Shared Services Agreement to the contrary, neither Manager nor SOG will be required to deliver to Company any records, reports, books, data or other material(s) relating to the Continued Employees.

10.Obligations Hereunder Not Affected; Waivers

.  No action which a Party may take or omit to take in connection with this Agreement, no course of dealing by a Party, its Affiliates or any other Person with another Party, its Affiliates or any other Person and no change of circumstances shall release or diminish a Party’s obligations, liabilities, agreements or duties hereunder, affect this Agreement in any way, or afford a Party or its Subsidiaries any recourse or setoff against another Party, regardless whether any such action or inaction may be detrimental in any way to such other Party, its Affiliates or any of the Properties.

11.Notices

.  Any notice, request, consent, payment demand or other communication (a “Notice” and including the corollary “Notify”) which may be given hereunder shall be ineffective unless in writing and either delivered by electronic mail or facsimile or registered or certified mail with return receipt requested to the addresses set out below or delivered by hand with written acknowledgment of receipt.  The addresses for any Notice are as follows:

If to Company or the Board:

Constellation Energy Partners LLC

1801 Main Street, Suite 1300

Houston, TX 77002

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Telephone: 832-308-3676

Facsimile: 832-308-3720

Email: chairman@cepllc.com

Attn: Chairman of the Board

With a copy (which shall not constitute Notice) to each of:

Constellation Energy Partners LLC

1801 Main Street, Suite 1300

Houston, TX 77002

Telephone: 832-308-3676

Facsimile: 832-308-3720

Email: chuck.ward@cepllc.com

Attn: Chuck Ward

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, TX 77002

Telephone: 713-220-4360

Facsimile: 713-238-7130

Email: moleary@andrewskurth.com

Attn: G. M. O’Leary

If to Manager or SOG:

1111 Bagby, Suite 1800

Houston, TX 77002

Telephone: 713-783-8000

Fax: 713-783-0915

Email: tony@sanchezog.com

Attention: Antonio R. Sanchez III

With a copy (which shall not constitute Notice) to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

Telephone: 713-220-5881

Facsimile: 713-236-0822

Email: delder@akingump.com

Attn: David Elder

Any such address may be changed at any time by giving the other Party Notice of the new address in the manner set forth above.  Each Notice hereunder shall be treated as being effective or having been given (i) when delivered if delivered personally, (ii) when sent, if sent by electronic mail or facsimile on a Business Day (or, if not sent on a Business Day, on the next

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Business Day after the date sent by electronic mail or facsimile), (iii) on the next Business Day after dispatch, if sent by a nationally recognized overnight courier guaranteeing next Business Day delivery, or (iv) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

12.Assigns

.  The obligations with respect to successors and assigns applicable to this Agreement shall be the provisions set forth in Section 16 of the Shared Services Agreement applied mutatis mutandis to this Agreement.  For the avoidance of doubt, all rights or obligations of Manager set forth in such Section 16 would apply to both Manager and SOG under this Agreement.

13.Jointly Drafted

.  This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the Parties, and shall not be construed against any Party on the basis of that Party’s role in drafting this Agreement.

14.Further Assurances

.  In connection with this Agreement, each Party shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement.

15.No Third-Party Beneficiaries; Subsidiary Obligations

.  Nothing in this Agreement shall provide any benefit to any third party (including, for the avoidance of doubt, any Subsidiary of a Party) or entitle any third party to any claim, cause of action, remedy or right of any kind (except as specifically provided in Section 6), it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.  To the extent applicable, Company shall cause its Subsidiaries to comply with each such Subsidiary’s respective obligations, covenants and agreements hereunder.

16.Amendment

.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by all Parties, and no waiver of any provision of this Agreement, and no consent to any departure by any Party therefrom, shall be effective unless it is in writing and signed by the other Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.Unenforceability

.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

18.Survival of Agreements

.  Company’s (including its Subsidiaries’), Manager’s and SOG’s various representations, warranties, covenants, agreements and duties in and under this Agreement shall survive the execution and delivery of this Agreement and terminate upon termination or expiration of this Agreement, except for liability for breaches, violations or inaccuracies of any representations, warranties or covenants hereunder prior to termination or expiration, covenants which by their nature are intended to survive termination or expiration, any accrued but unpaid obligations as of the date of termination or expiration and Section 4,  Section

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6.2,  Section 6.3,  Section 6.4,  Section 8,  Section 9.3,  Section 10,  Section 11,  Section 13,  Section 15,  Section 18,  Section 19,  Section 20,  Section 21,  Section 23 and Section 26 which shall survive termination or expiration of this Agreement.

19.Governing Law; Submission to Process

.

19.1THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

19.2EACH OF MANAGER, SOG AND COMPANY (I) SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN HARRIS COUNTY, TEXAS, (II) AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR RELATED CONTRACT TO WHICH IT IS A PARTY BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW, AND (III) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING BEING IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20.Waiver of Jury Trial

.  EACH OF MANAGER, SOG AND COMPANY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY:

20.1WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY THE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH;

20.2CERTIFIES THAT NO PARTY NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

20.3ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

21.Entire Agreement

.  This Agreement, the Shared Services Agreement, the Contract Operating Agreement and the License Agreement set forth the entire agreement of the Parties with respect to the subject matter hereof and thereof (in addition to, as between Manager and SOG, the Letter Agreement) and any prior agreements, understandings, negotiations and discussions, written or oral, relating thereto are hereby superseded.

22.Laws and Regulations

.  Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement

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if the effect thereof would be to cause such Party to be in violation of any applicable Legal Requirements.

23.No Recourse Against Officers, Directors, Managers or Employees

.  For the avoidance of doubt and notwithstanding anything herein to the contrary, the provisions of this Agreement, the Shared Services Agreement, the Contract Operating Agreement, the License Agreement or the Letter Agreement shall not give rise to any right of recourse against any officer, director, manager or employee of any Party or any of their respective Affiliates.

24.Counterparts

.  This Agreement may be executed in any number of counterparts with the same effect as if both of the signatory Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

25.Survival of Agreement.  This Agreement shall survive any merger, business combination or other similar transaction, including a transaction in which Company is converted into a limited partnership, and be binding on Company or its successor, as applicable.  To the extent any successor in such transaction would not be bound by this Agreement by operation of law, as a condition precedent to such transaction, such successor entity shall be required to execute and deliver an instrument, in a form acceptable to Manager, agreeing to be bound by this Agreement to the same extent as Company.

26.Conspicuousness of Provisions

.  The Parties acknowledge and agree that the provisions contained in this Agreement that are set out in capital letters or “bold” satisfy the requirement of the “express negligence rule” and any Legal Requirement or equitable doctrine that provisions contained in a contract be conspicuously marked or highlighted.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SP HOLDINGS, LLC

By: /S/ Antonio R. Sanchez, III

Name:Antonio R. Sanchez, III

Title:President

SANCHEZ OIL & GAS CORPORATION

By:/S/ Antonio R. Sanchez, III

Name:Antonio R. Sanchez, III

Title:President

CONSTELLATION ENERGY PARTNERS LLC

By: /S/ Stephen R. Brunner

Name: Stephen R. Brunner

Title: Chief Executive Officer, Chief Operating Officer and President

1

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